UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2017

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way
Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Date of 2017 Annual Meeting

The Board of Directors of Dell Technologies Inc. (the “Company”) has designated June 26, 2017 as the date of the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). The Company plans to hold a completely virtual annual meeting, which will be conducted via live webcast and will permit online participation by the Company’s stockholders.

Stockholder Proposals for 2017 Annual Meeting

A holder of the Company’s Class V common stock (the “Class V Common Stock”) who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2017 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must deliver the proposal to the Company’s principal executive offices no later than the close of business on February 8, 2017. The Company has determined February 8, 2017 to be a reasonable time before the Company begins to print and mail its proxy materials. Submissions should be addressed to Corporate Secretary, Dell Technologies Inc., One Dell Way, Mail Stop RR1-33, Round Rock, Texas 78682, and should comply with the requirements of Rule 14a-8. Because the Class V Common Stock was first issued on September 7, 2016, we believe that a stockholder will not be able to satisfy all the requirements for submission of a proposal pursuant to Rule 14a-8.

In accordance with the Company’s Amended and Restated Bylaws, a holder of Class V Common Stock who desires to present a proposal for consideration at the 2017 Annual Meeting, but not for inclusion in the Company’s proxy statement, must deliver the proposal to the Secretary of the Company at the Company’s principal executive offices no earlier than March 17, 2017 and no later than April 16, 2017. The submission should contain the information specified in the Company’s Amended and Restated Bylaws. Proposals should be addressed to Corporate Secretary, Dell Technologies Inc., One Dell Way, Mail Stop RR1-33, Round Rock, Texas 78682.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	Dell Technologies Inc.

	By:	/s/ Janet B. Wright
Janet B. Wright
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)